UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2014

Lakes Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 449-9092

                                         Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On April 21, 2014, Lakes Florida Development, LLC (“Lakes”), a wholly owned subsidiary of Lakes Entertainment, Inc., entered into a Redemption Agreement with Dania Entertainment Holdings, LLC (“DEH”). The Redemption Agreement provides that DEH redeemed Lakes’ 20% ownership in DEH in consideration for DEH transferring to Lakes 5% ownership in Dania Entertainment Center, LLC (the entity that owns the Dania Casino & Jai Alai in Dania Beach, Florida) (“DEC”).

Concurrently, Lakes entered into a Purchase Agreement with ONDISS Corp. (“ONDISS”) pertaining to the sale of Lakes’ interest in DEC (“Purchase Agreement”). The Purchase Agreement provides that ONDISS will pay Lakes a total purchase price of $2,590.971.28 for the 5% ownership in DEC that was transferred to Lakes by DEH. ONDISS made an initial payment to Lakes of $1,000,000 on April 21, 2014 at which time 40% of Lakes’ ownership in DEC was transferred to ONDISS. The remaining purchase price will be paid in three equal semi-annual installments of $530,323.76, and 20% of Lakes’ original ownership in DEC will be transferred to ONDISS upon each payment.

A copy of the Redemption Agreement, Purchase Agreement and press release pertaining to such agreements are attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 respectively, to this Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits

10.1	Redemption Agreement by and between Lakes Florida Development, LLC and Dania Entertainment Holdings, LLC dated April 21, 2014.

10.2	Purchase Agreement by and between Lakes Florida Development, LLC and ONDISS Corp., dated April 21, 2014.

10.3	Lakes Entertainment Press Release dated April 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)

Date: April 24, 2014	By:	/s/ Timothy J. Cope
Name: Timothy J. Cope Title: President and Chief Financial Officer